UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2014

Biozone Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 North Creek Parkway Bothell, Washington	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 608-5101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Effective January 2, 2014, Biozone Pharmaceuticals, Inc. (“Biozone”) Biozone Acquisitions Co., Inc., a wholly-owned subsidiary of Biozone, and Cocrystal Discovery, Inc. (“Cocrystal”) closed an Agreement and Plan of Merger (the “Merger Agreement”).  The closing of the Merger Agreement was previously reported in Biozone’s Current Report on Form 8-K (the “Initial 8-K”), filed with the SEC on January 8, 2014.

This Amendment No. 1 on Form 8-K/A amends the Initial 8-K to include the financial information referred to in Item 9.01(a), below, relating to the Merger Agreement. Pursuant to the instructions to Item 9.01 of Form 8-K, Biozone hereby amends Item 9.01 of the Initial 8-K to include previously omitted financial statements and exhibits. The information previously reported in the Initial 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 2.01   Completion of Acquisition or Disposition of Assets

The Merger

Effective January 2, 2014, Biozone Pharmaceuticals, Inc. (the “Company”), Biozone Acquisitions Co., Inc., a wholly-owned subsidiary of Biozone (the “Merger Sub”), and Cocrystal Discovery, Inc. (“Cocrystal”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, Merger Sub merged with and into Cocrystal (the “Merger”), with Cocrystal continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

In connection with the Merger Agreement, the Company issued to Cocrystal’s security holders 1,000,000 shares of the Company’s Series B Convertible Preferred Stock (“Series B”).  The Series B shares: (i) automatically convert into shares of the Company’s common stock at a rate of 205.08308640 shares for each share of Series B at such time that the Company has sufficient authorized capital, (ii) are entitled to vote on all matters submitted to shareholders of the Company and vote on an as converted basis and (iii) have a nominal liquidation preference.  Additionally, the Company assumed all of the outstanding stock options under the Cocrystal 2007 Equity Incentive Plan.  A total of 4,402,899 options were assumed and are presently outstanding.

The full text of the Merger Agreement is attached hereto as Exhibit 2.1 to this Form 8-K and is incorporated by reference herein.

Accounting Treatment

The Merger is being treated as a reverse merger and recapitalization effected by a share exchange for financial accounting and reporting purposes since substantially all of Biozone’s operations were disposed of immediately prior to the consummation of the Merger as reported on a Form 8-K filed by Biozone on January 8, 2014.  Cocrystal is treated as the accounting acquirer as its shareholders control the Company after the Merger, even though the Company is the legal parent.   As a result, the assets and liabilities and the historical operations that will be reflected in the Company’s future financial statements with the Securities and Exchange Commission will be those of Cocrystal as if Cocrystal had always been the reporting company and, on the Merger date, changed its name and reorganized its capital stock.  The 2013 pro forma earnings per share to reflect the impact of the recapitalization is a loss of $.01 per share on a basic and fully diluted basis.  No other pro forma information is required to be disclosed hereunder.

Item 9.01   Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited financial statements of Cocrystal as of and for the years ended December 31, 2013 and 2012, and for the period from January 9, 2007 (inception) to December 31, 2013, are included below.

(d) Exhibits

The following exhibits are filed as part of this report:

2.1  Agreement and Plan of Merger by and among Biozone Pharmaceuticals, Inc., Biozone Acquisitions Co. Inc. and Cocrystal Discovery, Inc. dated as of January 2, 2014 (Incorporated by reference into this Form 8-K/A from the Initial 8-K filed on January 8, 2014)

99.1  Audited financial statements of Cocrystal for the years ended December 31, 2013 and 2012, and for the period from January 9, 2007 (inception) to December 31, 2013, are included below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biozone Pharmaceuticals, Inc.

Date: March 20, 2014	By:	/s/ Gary Wilcox
	Name:	Gary Wilcox
	Title:	Chief Executive Officer